UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2012

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.	3
Item 9.01.	Financial Statements and Exhibits.	3
SIGNATURES		3

Item 7.01.	Regulation FD Disclosure.

In advance of it making an offer (the “Offer”) to purchase all of the outstanding common shares of RuggedCom Inc. (“RuggedCom”), Belden Inc. (the “Company”) obtained a consent (the “Consent”) from the lenders under the Credit Agreement (the “Credit Agreement”) included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 25, 2011, confirming that the acquisition of RuggedCom would be considered a Permitted Acquisition for purposes of the Credit Agreement, notwithstanding the fact that such an acquisition might be carried out by way of an unsolicited takeover bid. The form of Consent is attached hereto as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Belden Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Lender Consent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: January 5, 2012	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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